                                 LEASE

   THIS LEASE, made and entered into this 28th day of January, 1996 by and between DENNIS R. WASHINGTON, d/b/a WESTERN TRADE CENTER, of Missoula, Montana, hereinafter referred to as "Lessor", and ULTRAFEM, INC., of Missoula, Montana, hereinafter referred to as "Lessee" whether one or more.

                                RECITALS:

   Lessor owns real property in Missoula, Montana, more particularly located at 1600 North Avenue West and as and comprising approximately 24,000 square feet as depicted on Exhibit "A" attached hereto and hereinafter referred to as Premises.

   Lessor is desirous of leasing such Premises to Lessee, who is desirous of leasing the commercial premises pursuant to the negotiated terms of this agreement.

   NOW, THEREFORE, in consideration of the foregoing recitals and the premises and payment hereinafter provided, Lessor hereby leases to Lessee that commercial space referenced in recital A and Lessee hereby leases from Lessor said Premises pursuant to the following terms, conditions and covenants.

   1. TERM. The parties hereto agree that the term of this Lease shall be for a period of three years commencing February 1, 1996 and ending January 31, 1999, at that monthly rental amount hereinafter specified.

   2. RENT. Lessee hereby covenants and agrees to pay Lessor, Western Trade Center, Missoula, Montana, or such other person, firm or corporation, or at such other place as Lessor from time to time may designate in writing a monthly rental of Six Thousand Five Hundred Dollars ($6,500.00) which shall be payable in advance on the first day of each and every month during the term of this Lease. Rent for any partial calendar month during the term hereof shall be prorated at the rate for such month, and shall be due and payable on the first day of such month.

   Lessor agrees to pay for the cost of heat. Lessee agrees to pay for all lights and electricity.

    3. ACCEPTANCE OF THE PREMISES. Except with respect to the act of negligence or intentional misconduct of Lessor, Lessor shall not be responsible nor have any liability whatsoever at any time for loss or damage to Lessee's fixtures, equipment or other property of Lessee installed or placed by Lessee on the Premises. By occupying the Premises, Lessee shall be deemed conclusively to have accepted the same and to have acknowledged that the Premises are in good and tenantable condition. Except as set forth in this Lease, no representations have been made to Lessee by Lessor, or its agents, with respect to the Premises or their fitness or suitability for Lessee's use.

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   4.  MAINTENANCE AND REPAIRS. Lessor shall keep the foundation, the outer walls, gutters, down spouts and roof of the Premises in good repair; provided that Lessor shall not be obligated to make any repairs occasioned by the act or negligence of Lessee, its employees, agents, servants, customers and other invitees; and provided further that Lessor shall have no obligation to paint, recover or refurbish exterior walls or the interior surfaces of the walls. During the term hereof, at its sole cost and expense, Lessee shall keep all parts of the interior of the Premises, including without limitations, the doors, interior walls in good order, operating condition and repair. Lessee shall also keep the Premises in a clean, sanitary and safe condition in accordance with all directions, rules and regulations of any health officers, building inspectors or other proper officers of the governmental agencies having jurisdiction and shall dispose of all trash and waste materials in the outside trash containers to be provided by Lessee for this purpose. Lessee shall comply with all requirements of law, ordinances and other rules and regulations that affect the Premises. Lessee shall permit no injury to the Premises or the improvements of which they are a part, and Lessee shall, at its own cost and expense, replace any light bulbs, frames and accessory parts thereof on the Premises that may expire, be broken or damaged during the term hereof. At the expiration of the term, Lessee shall surrender the Premises broom clean and in as good order as the same are on the Lease Commencement Date, reasonable wear and tear, excepted.

   5. TAXES. Lessor specifically agrees to pay all real property taxes assessed against the subject property and to carry sufficient structural insurance.

   6. INSURANCE. During the term hereof, Lessee shall, at its sole cost and expense, maintain the following insurance with respect to the Premises: (a) standard fire and extended coverage insurance insuring all of its fixtures, furniture and equipment for the full replacement value thereof; and (b) public liability insurance with limits of not less than One Million Dollars ($1,000,000) per person bodily injury, One Million Dollars ($1,000,000) per occurrence bodily injury, and One Hundred Thousand Dollars ($100,000) for property damage per occurrence, or a combined single limit of liability of Five Hundred Thousand Dollars ($500,000), insuring against claims of any and all personal injury, death or damage occurring in or about the Premises or the sidewalks adjacent thereto. Each such insurance policy shall be issued by an insurance company of recognized standing, authorized to do business in the State of Montana and reasonably satisfactory to Lessor. The policies required in the above paragraph shall name Lessor as an additional insured and where applicable be payable to Lessor and Lessee as their interest may appear. If required by Lessor, such policies shall also contain a loss payable endorsement in favor of the holder of any mortgage affecting the Premises.
All such policies shall provide that no cancellation or termination thereof or any material modification thereof shall be effective except on ten (10) days' prior written notice to Lessor, and, if applicable, said mortgagee. From time to time during the term hereof, Lessee will provide to Lessor current certificates of insurance evidencing Lessee's compliance with the terms of this section.

   7. NO HAZARDOUS MATERIALS. Without Lessor's prior written consent, Lessee shall not carry any stock of goods or do anything in or about the Premises which would in any way tend to increase insurance rates or invalidate any policy on the

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building retained for Lessor's use on the Premises. Lessee agrees to pay as additional rent any increase in premiums for insurance against loss by standard fire and extended coverage resulting from the business carried on in the Premises by Lessee. If Lessee installs any electrical equipment that overloads the power lines to the Premises, Lessee shall at its own expense make whatever changes are necessary to comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

   8. WAIVER OF SUBROGATION. Lessor and Lessee both hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or indorsement to the effect that any such release shall not adversely affect or impair the policies or prejudice the right of the releasor to recover thereunder.

   9. SUBSTANTIAL DAMAGE. If, during the term of this Lease, the Premises shall be damaged by fire or any other casualty insurable under standard fire and extended coverage insurance then the same shall be repaired by Lessor at Lessor's expense as soon as practical, due allowance being given for the time taken for the settlement of insurance claims, but in any event within three months from the date of such damage. In the event the Premises shall be destroyed by fire or any other cause or be damaged to such an extent that in the opinion of either of the parties, it is not practical to repair or rebuild the same, then either party may terminate this Lease on thirty (30) days written notice to the other and Lessee shall be liable for the rental only to the date of such destruction or damage. If neither party gives notice of termination of the Lease, then, this Lease shall continue in full force and effect and Lessor, at Lessor's expense, shall rebuild the Leased Premises as speedily as practical, but in any event, within one hundred and twenty
(120) days from the date of such damage. Monthly rental shall commence when the Leased Premises are again suitable to occupancy by Lessee. In the event of either damage or destruction to the Premises, Lessee shall be entitled to an abatement of rent corresponding to the time during which the Premises may not be used by Lessee after the occurrence of the damage or destruction and before the repairs or rebuilding are completed. In the event of repairs or rebuilding, the proceeds of insurance shall be used to accomplish the same.

   10. ALTERATIONS AND ADDITIONS. Lessee shall not make any alterations or additions to the Premises, including equipment or appliances installed in connection with the transmission or delivery of the utilities, without first procuring Lessor's written consent which consent shall not be unreasonably withheld or delayed. Any contractor utilized by the Lessee to make such alterations or additions shall be licensed by the City of Missoula and shall maintain Worker's Compensation and Liability insurance. In the event that Lessee does not receive a written response from Lessor within ten (10) days of Lessor's receipt of such request, Lessee's request shall be deemed approved. Lessee shall promptly pay for the costs of all such work and shall indemnify Lessor

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against liens, costs, damages and expenses incurred by Lessor in connection therewith, including any reasonable attorneys' fees incurred by Lessor if Lessor shall be joined in any action or proceeding involving such work.

   Trade fixtures may be removed by Lessee provided that any damage to the premises caused by such removal shall be repaired by Lessee.

   All fixtures installed by Lessee in the Premises, including but not limited to, manufacturing equipment, refrigeration machines and machinery and the controls, piping and conduits appurtenant thereto, air-conditioning and air-circulating machinery, lighting fixtures, and refrigerators shall be and remain the property of Lessee and may be removed by it at any time during or at the expiration of the term of this Lease. Any such fixtures remaining on the premises after the expiration of the term of this shall be deemed abandoned by Lessee and shall become the property of Lessor. At the expiration of the term of this lease, Lessee shall be obligated to remove, at its sole cost, any and all alterations or additions made to the Premises by Lessee. Any ongrade concrete slab constructed by Lessee may remain. Any additions which Lessor agrees may remain in the Premises shall not be so removed. Further Lessee agrees to repair any damage resulting from such removal.

   Lessor agrees that the term "fixtures" as used in this paragraph specifically shall include any machinery or equipment leased or borrowed by Lessee, and Lessor agrees that the legal owner of such machinery or equipment shall have the right to remove such machinery or equipment from the Premises notwithstanding the manner or mode of attachment. In the event any removal of machinery, equipment, or fixtures shall injure or damage the Premises, Lessee agrees to repair such damage at its own expense.

   11. INDEMNIFICATION. Lessee shall indemnify Lessor against all expenses, liabilities, and claims of every kind, including reasonable attorney fees, by or on behalf of any person or entity arising out of either:

      a) Failure by Lessee to perform any of the terms or conditions of this Lease;

      b) Any injury or damage happening on or about the premises as a result of the activities of Lessee, its employees, agents, servants, customers, or other invitees;

      c) Failure by Lessee to comply with any law of any governmental authority; or

      d) Any mechanic's lien or security interest filed against the premises or equipment, materials or alterations of buildings or improvements thereon as a result of the activities of Lessee. [All property kept, stored, or maintained in the premises shall be so kept, stored or maintained at the risk of Lessee only.]

Lessor, during the term of this Lease, shall indemnify and save harmless Lessee from all expense, liability, and claims of every kind, including reasonable attorney's fees

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arising out of the negligence of Lessor, its employees or agents, or any injury or damage happening on or about the premises as a result of the activities of Lessor thereon, its employees or agents, or the failure by Lessor to perform any of the terms or conditions of this Lease. However, Lessor shall not be responsible to Lessee, nor required to save Lessee harmless from, any loss or damage which may be occasioned by or through the acts or omission of the tenants, invitees or occupants of the premises and improvements of which the premises are a part. Lessor shall not be deemed negligent hereunder with respect to the repair or maintenance of any portions of the premises required to be repaired or maintained by Lessor unless Lessor shall neglect to make such repairs or perform such maintenance after due notice in writing and a reasonable opportunity to correct the same.

   12. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, sell, pledge, mortgage, encumber or in any other manner transfer this Lease or any interest therein, without the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed.

   Lessee shall have the right, without Lessor's consent, to assign this Lease or sublet the Premises, or any part thereof, to any corporation into which or with which Lessee merges or consolidates and to any parent, subsidiary, or affiliated corporation, provided that the resulting entity from such merger or consolidation shall have a net worth not less than Lessee's prior to the merger, and provided further that any such assignee shall deliver to Lessor a counterpart original of a document whereby such assignee agrees to assume and perform all of the terms and conditions of this Lease on Lessee's part from and after the effective date of such assignment.

   13. SALE BY LESSOR. In the event of any sale of the Premises, or real property of which the premises are a part, by Lessor, including sales by foreclosure or a deed in lieu thereof, Lessor shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act or omission occurring after the consummation of sale; and the purchaser shall, during the period of its ownership be deemed without any further agreement between the parties to have assumed and agreed to carry out any and all of the covenants and obligations of Lessor under this Lease. All subsequent purchasers shall similarly be agreed and relieved of all liability hereunder subsequent to the date of such sale by them. In the event of any such sale Lessee agrees to attorn to and become Tenant of Lessor's successor-in-interest, after subsequent Lessor has agreed to assume all obligations of original Lessor.

   14. DEFAULT. If Lessee shall at any time be in default in the payment of rent herein reserved or in the performance of any of the covenants, terms, conditions or provisions of this Lease, and Lessee shall fail to remedy such default within thirty (30) days after written notice thereof from Lessor; or if Lessee shall be adjudged a bankrupt, or shall make an assignment for the benefit of creditors, or if a receiver of any property of Lessee in or upon said premises be appointed in any action, suit or proceeding by or against Lessee, or if the interest of Lessee in said premises shall be sold under execution or other legal process, it shall be lawful for Lessor to enter upon the Leased

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Premises and again have, repossess and enjoy the same as if this Lease had not been made, and thereupon this Lease and everything contained herein on the part of Lessors to be done and performed shall cease and terminate, without prejudice, subject however, to the right of Lessor to recover from Lessee all rent due up to the time of entry. In case of any such default and entry by Lessor, Lessor may relet the Leased Premises for the remainder of said term for the highest rent obtainable, and may recover from Lessees any deficiency between the amount so obtained and the rent herein reserved. If Notice of Default is sent, Lessee shall pay $75.00 attorney fee in addition to the late payment penalty provided for in this Lease. Lessee agrees to pay Lessor a late payment of $10.00 for each day the rental is not paid by the 10th of the month that the same is due. The parties agree that the postmark shall constitute the date the payment was made for purposes of this provision.

     15. SUBORDINATION. At the request of Lessor, or any lender, this Lease shall at all times be subordinate to all ground or underlying leases, and the lien of any mortgages now or hereafter placed upon Lessor's interest in the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees to execute and deliver upon Lessor's request such instruments subordinating this Lease to the lien of any such mortgages, ground or underlying leases.

     16. REPRESENTATIONS. Lessee acknowledges that it has inspected and examined the property covered by this Lease and it is thoroughly familiar with the same and acknowledge it is that entering into this Lease based upon its own examination and inspection and that no representations of any kind or character have been made by the Lessor or any person acting on the Lessor's behalf to induce the Lessee to enter into this Lease.

     17. AMENDMENTS OR MODIFICATIONS. No amendment or modification of this Lease or any approvals or permissions of Lessor required under this Lease shall be valid or binding unless reduced in writing and executed by the parties hereto in the same manner as the execution of this Lease.

     18. PERSONAL TAXES. If any personal property taxes attributable to the Lessee's furniture, fixtures, merchandise, equipment or other personal property situated on the Premises are levied against Lessor's property, and if Lessor pays the same (which Lessor shall have the right to do so after notice and Lessee's failure to pay within 30 days thereafter) or if the assessed value of Lessor's premises is increased by the inclusion therein of a value placed on such property, and if Lessor pays the taxes based on such increased assessment (which Lessor shall have the right to do), Lessee upon demand shall repay to Lessor the taxes so levied against Lessor of the proportion of such taxes resulting from such increase in the assessment.

     19. NON-WAIVER. No waiver of a condition or covenant of this Lease by either party hereto shall be deemed to imply or constitute a further waiver by such party of the same of any other condition or covenant. No act or thing done by Lessor or Lessor's agents during the term hereof shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Lessor. The delivery of Lessee's keys to any employee or agent of

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Lessor shall not constitute a termination of this Lease unless a written agreement has been entered into with Lessor to this effect. No payment by Lessee, nor receipt from Lessor, of a lesser amount than the rent or other charges herein stipulated shall be deemed to be other than on an account of the earlier stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as rent, be deemed an accord and satisfaction, and Lessor shall accept such check for payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy available to Lessor.

     20. COVENANTS OF LESSEE. Lessee does hereby covenant and agree that it will:

          (a) Pay the rent at the times and place and in the manner aforesaid;

          (b) Use and occupy the Premises in a careful and proper manner and for the purpose of a office, manufacturing, distribution and general business activities;

          (c) Not commit waste therein and to leave the Premises in a broom clean condition upon termination of this Lease except as otherwise provided herein;

          (d) Not use or occupy the Premises for any unlawful purpose and conform to and obey all present and future laws and ordinances and all rules, regulations, requirements and orders of all governmental authorities or agencies respecting the use and occupation of the Premises;

          (e) Landlord, or landlord's designee may enter premises only after checking in for registration with the Plant manager, or Plant manager's designee. Exceptions are emergencies, and visits required by Government regulation where Plant Manager or Plant Manager's designee is not available.

          (f) Maintain any insurance Lessee deems necessary on Lessee's trade fixtures and personal property in addition to the liability and fire insurance specified above;

          (g) Bear and pay all charges for janitorial services, for telephone services, for garbage collection, and for any and all other services provided at the request of Lessee to the Premises;

          (h) Indemnify the Lessor against all liabilities, expenses, and losses incurred by the Lessor as a result of:

                  (1) Failure by the Lessee to perform any covenant required to be performed by the Lessee herein;

                  (2) Any mechanics's lien or security agreement, filed against the Premises for any materials used in the construction or alteration of the Premises.

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     21.  COVENANTS OF LESSOR. Lessor hereby covenants with the Lessee as follows:

          (a) It is the owner of the Premises;

          (b) Supplementing the terms hereof, it will hold Lessee harmless from any loss, damage and liability occasioned by or resulting from any default or negligent act on the part of the Lessor, its agent or employees.

     22. UNENFORCEABILITY. If any clause or provision of this Lease is found by a court of competent jurisdiction illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there is hereby added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provisions as may be possible and be legal, valid and enforceable.

     23. ATTORNEY FEES AND COURT COSTS. In case suit or action is instituted to enforce compliance with any of the terms, covenants, or conditions of this Agreement there shall be paid to the prevailing party in such suit or action by the other party the prevailing party's costs and such further sum as the court may adjudge as reasonable attorney's fees and in the event any appeal is taken from any judgement or decree in such suit or action, the prevailing party on such appeal shall likewise recover from the other party costs and reasonable attorney's fees on such appeal.

     24. OPTION TO RENEW. Lessee, at its option, may extend the term of the Lease for an additional three (3) years upon all the same terms and conditions as herein contained by serving notice thereof upon Lessor at least one hundred and eighty (180) days before the expiration of the term, and upon the service of such notice, this Lease shall be extended upon its terms and conditions for the extended term without the necessity of the execution of any further instrument or document. During the Extension Term, if any, Lessee shall pay to Lessor a monthly base rental calculated by adjusting the sum of $6,500.00 by the percentage amount, if any, by which the Index (as defined below) has increased from the first day of the Lease to the first day of the Extention Term, provided, however, in no event shall the monthly base rental due during the Extension Term be less than $6,500.00 nor increased by more than ten percent (10%). For purposes hereof "Index" means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, West Urban, All Items, 1982-84 = 100. Should the Bureau of Labor Statistics discontinue publication of the Index, then the computation of the adjustment of monthly base rental for the Extension Term shall be made using an index published by the Bureau or similar agency which is most nearly equivalent to the Index.

     25. LEASE CANCELLATION CLAUSE. Lessee may cancel this Lease by giving at least sixty days' written notice to the Lessor, given by hand deliver, overnight mail or certified mail, return requested, setting forth in such notice the effective date of such cancellation (the "Notice"), in which event this Lease shall terminate on the date set forth in the Notice (the "Cancellation Date") with the same force and effect as though

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such date were initially set forth as the expiration date of this Lease, and
Lessee will quit and surrender the Premises on such date. Any rental that Lessee has paid in advance for a period subsequent to the effective date of cancellation shall be refunded by Lessor to Lessee.

     On the Cancellation Date Lessee agrees to pay to Lessor, as consideration for such early cancellation, a sum equal to the cost of Lessor's improvements to the Premises on account of this Lease (such improvement being the building of a wall and bringing sewer and water to Lessee's offices), not to exceed $24,000.00, multiplied by a fraction, the numerator of which is 36 minus the total number of full calendar months which will have elapsed from February 1, 1996 through the Cancellation Date, and the denominator of which is 36.

     26. HOLDING OVER. In the event Lessee shall hold over and remain in possession of the Premises after the expiration of this Lease without any written renewal thereof, such holding over shall not be deemed to operate as a renewal or extension of this Lease, but shall only create a tenancy from month to month which may be terminated at any time by either party giving not less than thirty (30) days prior written notice of the date of termination which shall be on a calendar month end. The Rent during such holding over shall be the same Rent in effect during the term of this Lease.

     27. NOTICES. It is expressly agreed that all notices required under the terms of this Lease shall be made by overnight mail or hand delivery or, certified mail, postage prepaid, return receipt requested, at the following addresses:

     Lessor:                           Lessee:

     Western Trade Center              UltraFem, Inc.
     PO Box 8182                       1600 North Ave West
     Missoula MT 59807                 Missoula MT 59801

     28. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Montana.

     29. ADDENDUM. Attached as Addendum A to this agreement are points mutually agreed upon by Lessor and Lessee. This addendum is part of the lease agreement.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date and year first above written.

     LESSOR;                           LESSEE;

     WESTERN TRADE CENTER              ULTRAFEM, INC.

     By: /s/                           By: /s/
         -------------                     -------------

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                                  Addendum A

The Lessee, UltraFem, Inc., requires that the following comprise items of addendum to the lease agreement.

     1. The Lessor, at Lessor's sole cost and expense, will build an end wall across the space running east and west approximately at the point of the current chain link fence to seal off the common area from the space leased by UltraFem.

     2. The Lessor, at Lessor's sole cost and expense, will bring sewer and water connections from North Avenue back to the area in the west end parking lot, accessible to the mobile offices to be installed by UltraFem.

     3. UltraFem requires the use of fenced area to the west of its leased space, for the purpose of placing leased mobile office units and surrounding decks and walkways, for employee parking, and for shipping activities. It is understood that a subfenced area, currently being used by the oil distributor and Pool & Spa business, may be excluded from UltraFem's unrestricted use of the rest of the area.

     4. The Lessor, at Lessor's sole cost and expense, will bring the established heating system in the space to good operating condition (it is currently leaking extensively at the control area in the southeast corner of the space).

     5. At Lessor's sole cost and expense, any exposed asbestos present in the space will be removed or sealed by the Lessor in accordance with all laws and regulations.

     6. UltraFem may, at its discretion, add signage to the North Avenue side of the space and may repaint portions of the west face of the space in colors harmonious with the Western Trade Center's current appearance for the purpose of creating a consistent impression to visitors approaching from the west, through the fenced common area, including the mobile office units and deck that UltraFem may place west of the space.






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